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                                                                     EXHIBIT 5.1

                                             December 16, 1996

Swisher International Group Inc.
459 East 16th Street
Jacksonville, Florida 32206-3063

            Re:  Swisher International Group Inc.
                 Registration Statement on Form S-1

Ladies and Gentlemen:


    We have acted as special counsel to Swisher International Group Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (No. 333-14975), as amended, and the Prospectuses contained in the Registration Statement (the "Prospectuses") covering the registration under the Securities Act of 1933, as amended (the "Securities Act") of the initial public offering by the Company of up to 6,000,000 shares (plus up to an additional 900,000 shares to cover over-allotments) of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). Such shares of Class A Common Stock, together with any additional shares of Class A Common Stock which are registered in a registration statement (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act, are collectively referred to herein as the "Shares."


    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.


    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on October 29, 1996 under the Securities Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on November 14, 1996 under the Securities Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on November 18, 1996 under the Securities Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on December 2, 1996 under the Securities Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on December 13, 1996 under the Securities Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on December 16, 1996 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (vii) the form of U.S. Purchase Agreement (the "U.S. Purchase

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Swisher International Group Inc.
December 16, 1996
Page 2



Agreement") proposed to be entered into between the Company, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Forum Capital Markets L.P., as underwriters (the "U.S. Underwriters"), filed as an exhibit to the Registration Statement; (viii) the form of U.S. Indemnity Agreement (the "U.S. Indemnity Agreement") proposed to be entered into between the Company and the U.S. Underwriters, filed as an exhibit to the Registration Statement; (ix) the form of International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Underwriting Agreement, the "Purchase Agreements") proposed to be entered into between the Company, as issuer, and Merrill Lynch International, Salomon Brothers International Limited and Forum Capital Markets L.P., as underwriters (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"), filed as an exhibit to the Registration Statement; (x) the form of International Indemnity Agreement (the "International Indemnity Agreement") proposed to be entered into between the Company and the International Underwriters, filed as an exhibit to the Registration Statement; (xi) a specimen certificate representing the Class A Common Stock; (xii) the Certificate of Incorporation of the Company, as presently in effect and the form of Amended and Restated Certificate of Incorporation of the Company to become effective upon consummation of the offerings contemplated by the Registration Statement; (xiii) the Bylaws of the Company, as presently in effect and the form of Amended and Restated Bylaws to become effective upon consummation of the offerings contemplated by the Registration Statement; (xiv) certain resolutions of the sole stockholder of the Company and the Board of Directors of the Company relating to the adoption of the Amended and Restated Certificate of Incorporation of the Company; and (xv) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such documents. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.
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Swisher International Group Inc.
December 16, 1996
Page 3


    Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than Delaware General Corporation Law.


    Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when the Amended and Restated Certificate of Incorporation of the Company in the form examined by us has been filed with the Secretary of the State of Delaware and has become effective, the Shares will have been duly authorized by the Company and the Shares to be issued and sold by the Company will be, when issued and paid for in the manner and at the price set forth in the Prospectuses, validly issued, fully paid and non-assessable.


    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving these consents, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ SCHNADER HARRISON SEGAL & LEWIS


                                            Schnader Harrison Segal & Lewis